EXHIBIT 10.33

                              AMENDMENT NO. 1998-1
                                       TO
                                      EMCON
                           DEFERRED COMPENSATION PLAN


                  EMCON, a California corporation (the "Company"), pursuant to the power granted to it by Section 11.2 of the EMCON Deferred Compensation Plan, dated as of August 1, 1997, as amended January 1, 1998 (the "Plan"), hereby further amends the Plan, as follows, effective as of January 1, 1999:

1. The first two sentences of Section 4.1 are hereby amended in their entirety to read as follows:


         "Each Plan Year, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Plan
         Year's Annual Deferral Amount and Discretionary Company Contribution Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount and the Discretionary Company Contribution Amount for such Plan Year, plus amounts credited or debited thereon in the manner provided in Section 3.5 above, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment)."


         The Company has caused this Amendment to be signed by its duly authorized officer as of the 12th day of November, 1998.


                                EMCON


                              By:    /s/ R. Michael Momboisse
                              ----------------------------------------------
                              R. Michael Momboisse
                              Chief Financial Officer - Vice President Legal




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